Morgan, Lewis & Bockius LLP

2020 K Street NW

Washington, DC 20006-1806

Tel. +1.202.373.6000

Fax: +1.202.373.6001

www.morganlewis.com

October 28, 2015

SPDR® Series Trust

One Lincoln Street

Boston, Massachusetts 02111

Re: SPDR® Series Trust

Ladies and Gentlemen:

We have acted as counsel to SPDR® Series Trust, a Massachusetts voluntary association (commonly known as a “business trust”) (the “Trust”), in connection with Post-Effective Amendment No. 146 to the Trust’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 28, 2015 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest, with $0.01 par value per share (the “Shares”), of each separate series of the Trust listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b)	A copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust’s First Amended and Restated Declaration of Trust dated June 9, 1998 as amended and restated September 6, 2000 and as amended August 1, 2007 (the “Declaration”);

(c)	A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration, the Trust’s Amended and Restated By-Laws adopted September 25, 2000 and last amended August 1, 2007 (the “By-Laws”), and certain resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”); and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the printer’s proof referred to in paragraph (d)

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SPDR® Series Trust

October 28, 2015

above. We have also assumed that the Declaration, By-laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1.	The Trust has been formed and is existing under the Trust’s Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust.”

2.	The Shares, when issued and sold in accordance with the Trust’s Declaration and By-laws and for the consideration described in the Registration Statement, will be validly issued, fully paid, and nonassessable under the laws of the Commonwealth of Massachusetts except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Morgan, Lewis & Bockius LLP

SPDR® Series Trust

October 28, 2015

Schedule A

Fund Name
SPDR Russell 3000® ETF
SPDR Russell 1000® ETF
SPDR Russell 2000 ETF
SPDR S&P® 500 Buyback ETF
SPDR S&P 500 High Dividend ETF
SPDR S&P 500 Growth ETF
SPDR S&P 500 Value ETF
SPDR Russell Small Cap Completeness® ETF
SPDR S&P 400 Mid Cap Growth ETF
SPDR S&P 400 Mid Cap Value ETF
SPDR S&P 600 Small Cap ETF
SPDR S&P 600 Small Cap Growth ETF
SPDR S&P 600 Small Cap Value ETF
SPDR Global Dow ETF
SPDR Dow Jones REIT ETF
SPDR S&P Bank ETF
SPDR S&P Capital Markets ETF
SPDR S&P Insurance ETF
SPDR S&P Regional Banking ETF
SPDR Morgan Stanley Technology ETF
SPDR S&P Dividend ETF
SPDR S&P Aerospace & Defense ETF
SPDR S&P Biotech ETF
SPDR S&P Building & Construction ETF
SPDR S&P Computer Hardware ETF
SPDR S&P Food & Beverage ETF
SPDR S&P Health Care Equipment ETF
SPDR S&P Health Care Services ETF
SPDR S&P Homebuilders ETF
SPDR S&P LeisureTime ETF
SPDR S&P Metals & Mining ETF
SPDR S&P Oil & Gas Equipment & Services ETF
SPDR S&P Oil & Gas Exploration & Production ETF
SPDR S&P Outsourcing & IT Consulting ETF
SPDR S&P Pharmaceuticals ETF
SPDR S&P Retail ETF
SPDR S&P Semiconductor ETF
SPDR S&P Software & Services ETF
SPDR S&P Telecom ETF
SPDR S&P Transportation ETF
SPDR S&P 1500 Value Tilt ETF
SPDR S&P 1500 Momentum Tilt ETF
SPDR S&P 1500 Volatility Tilt ETF
SPDR Russell 1000 Low Volatility ETF
SPDR Russell 2000 Low Volatility ETF
SPDR Wells Fargo® Preferred Stock ETF
SPDR MSCI USA Quality Mix ETF

SPDR® Series Trust

October 28, 2015

Fund Name
SPDR Barclays 1-3 Month T-Bill ETF
SPDR Barclays TIPS ETF
SPDR Barclays 0-5 Year TIPS ETF
SPDR Barclays 1-10 Year TIPS ETF
SPDR Barclays Short Term Treasury ETF
SPDR Barclays Intermediate Term Treasury ETF
SPDR Barclays Long Term Treasury ETF
SPDR Barclays Short Term Corporate Bond ETF
SPDR Barclays Intermediate Term Corporate Bond ETF
SPDR Barclays Long Term Corporate Bond ETF
SPDR Barclays Issuer Scored Corporate Bond ETF
SPDR Barclays Convertible Securities ETF
SPDR Barclays Mortgage Backed Bond ETF
SPDR Barclays Aggregate Bond ETF
SPDR Nuveen Barclays Municipal Bond ETF
SPDR Nuveen Barclays California Municipal Bond ETF
SPDR Nuveen Barclays New York Municipal Bond ETF
SPDR Nuveen Barclays Short Term Municipal Bond ETF
SPDR Nuveen S&P High Yield Municipal Bond ETF
SPDR Nuveen Barclays Build America Bond ETF
SPDR DB International Government Inflation-Protected Bond ETF
SPDR Barclays Short Term International Treasury Bond ETF
SPDR Barclays International Treasury Bond ETF
SPDR Barclays International Corporate Bond ETF
SPDR Barclays Emerging Markets Local Bond ETF
SPDR Barclays High Yield Bond ETF
SPDR Barclays International High Yield Bond ETF
SPDR Barclays Short Term High Yield Bond ETF
SPDR Barclays Investment Grade Floating Rate ETF
SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF